SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       June 16, 2003
                                                  -------------------------

                                Tumbleweed, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                      333-579231              61-1327945
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(State or Other Jurisdiction of   (Commission File Number)    (IRS Employer
        Incorporation)                                      Identification No.)


2301 River Road, Suite 200, Louisville, KY                         40206
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(Address of Principal Executive Offices)                         (Zip Code)



         Registrant's telephone number, including area code 502-893-0323
                                                            -------------

No change since last report.
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(Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events and Regulation FD Disclosure.

         Tumbleweed, Inc. announced today that its Board of Directors has approved a one-for-5000 reverse stock split to be followed immediately by a 5000-for-one forward stock split, subject to stockholder approval. Persons otherwise entitled to receive less than one share in the reverse stock split would instead receive cash in the amount of $1.10 per share. The Board had preliminarily approved the transaction on May 19, 2003, subject to receipt of a fairness opinion from FTN Financial Securities Corp. ("FTN"), financial advisor to the special committee of the Board, and stockholder approval. Today the Board approved the transaction following the Committee's receipt of a fairness opinion with regard to the per share cash amount to be paid in the reverse split from FTN and the recommendation of the special committee.

         The transaction is subject to the approval of stockholders. Stockholders will be asked to approve the transaction at the annual meeting of stockholders currently expected to be held in September. The transaction, if approved by stockholders, would reduce the number of stockholders below the level at which the Company would be required to continue to file reports with the SEC.

         A copy of the press release announcing the proposed transaction is attached hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  99.1     Press Release dated June 16, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TUMBLEWEED, INC.

                              By:    /s/ Glennon F. Mattingly
                                     Glennon F. Mattingly
                                     Vice President and Chief Financial Officer

June 16, 2003



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                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibit
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99.1                       Press Release dated June 16, 2003